Exhibit 99.2

News Release For Immediate Release	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Bradford Walton (415) 254-7168, bradford.walton@ball.com

Ball Corporation Announces Early Results of Cash Tender Offers for
Certain Outstanding Debt Securities

WESTMINSTER, Colo., February 28, 2024—Ball Corporation (“Ball”) (NYSE: BALL) announced today the early results of its previously announced offers to purchase for cash (i) any and all of the $1,000,000,000 aggregate principal amount of its outstanding 5.25% Senior Notes due 2025 (the “2025 Notes”) and (ii) any and all of the $750,000,000 aggregate principal amount of its outstanding 4.875% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Notes”). Such offers to purchase are referred to collectively herein as the “Tender Offers” and each, a “Tender Offer.”

The following table lists the aggregate principal amount of each series of Notes that were validly tendered and accepted in each Tender Offer as of 5:00 p.m., New York City time, on February 28, 2024 (such time and date, the “Early Tender Time”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Tender Offers. Withdrawal rights for the Notes expired at the Early Tender Time.

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount Tendered at Early Tender Time	Total Consideration (per $1,000)(1)
5.25% Senior Notes due 2025	058498AT3	$1,000,000,000	$804,314,000	$1,000.00
4.875% Senior Notes due 2026	058498AV8	$750,000,000	$492,907,000	$990.38

(1)	Total Consideration (as defined below) per $1,000 principal amount of Notes validly tendered prior to or at the Early Tender Time and accepted for purchase includes the applicable Early Tender Premium (as defined below) and excludes Accrued Interest (as defined below).

The Tender Offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated February 14, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers.

Each Tender Offer will expire at 5:00 p.m., New York City Time, on March 14, 2024, unless such Tender Offer is extended or earlier terminated (the “Expiration Time”). Ball has elected to exercise its right to make payment for Notes that were validly tendered prior to or at the Early Tender Time and that are accepted for purchase on February 29, 2024 (the “Early Settlement Date”).

The applicable total consideration listed in the table above (with respect to each series of Notes, the “Total Consideration”) will be paid for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time and accepted for purchase pursuant to each Tender Offer. The Total Consideration includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase (with respect to each series of Notes, the “Early Tender Premium”). Notes validly tendered after the Early Tender Time but prior to or at the Expiration Time and accepted for purchase will receive the Total Consideration minus the Early Tender Premium (with respect to each series of Notes, the “Tender Offer Consideration”).

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but excluding, the applicable settlement date (“Accrued Interest”).

The Total Consideration, Accrued Interest and the costs and expenses of the Tender Offers are expected to be paid with funds provided by the net cash proceeds from the closing of the previously announced sale of Ball’s aerospace business.

Each Tender Offer will expire at the applicable Expiration Time. Payment for the Notes that are validly tendered after the Early Tender Time but prior to or at the Expiration Time and that are accepted for purchase will be made on a date promptly following the Expiration Time, which is currently anticipated to be March 15, 2024, the business day after the Expiration Time.

Each Tender Offer is contingent upon the satisfaction of certain conditions. If any of the conditions are not satisfied, Ball is not obligated to accept for payment, or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate one or both Tender Offers. Ball reserves the right to amend, extend, terminate or waive any condition with respect to one Tender Offer without taking a similar action with respect to the other Tender Offer. Full details of the terms and conditions of the Tender Offers are included in the Offer to Purchase.

Information Relating to the Tender Offers

Requests for documents relating to the Tender Offers should be directed to D.F. King & Co., Inc., the tender agent and information agent, by telephone at +1 (866) 796-1271 (toll-free) or by email at ball@dfking.com. BNP Paribas Securities Corp. and Morgan Stanley & Co. LLC are serving as dealer managers in connection with the Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer managers as follows:

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Attention: Liability Management Group
Email: dl.us.liability.management@us.bnpparibas.com
Call Collect: +1 (212) 841-3059
Call Toll Free: +1 (888) 210-4358	Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, New York 10036
Attention: Liability Management Group
Email: debt_advisory@morganstanley.com
Call Collect: +1 (212) 761-1057
Call Toll Free: +1 (800) 624-1808

This press release is for informational purposes only and does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Each Tender Offer is being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of Ball or its affiliates, their respective boards of directors, the dealer managers, the tender agent and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to each Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in each Tender Offer, and, if so, the principal amount of Notes to tender.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers. Ball Corporation employs 16,000 people worldwide (excluding divested aerospace staff) and reported 2023 net sales of $14.03 billion.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “believes,” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Additional factors that might affect: a) Ball’s packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball’s supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; and b) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally.

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